Graphic Packaging Holding Company Reports Second Quarter 2021 Results:
5% Net Organic Sales Growth Driven by Strong Demand for Fiber-Based Consumer Packaging Solutions

Q2 2021 Highlights

•Net Sales were $1,737 million versus $1,611 million in the prior year quarter.
•Net Organic Sales increased 5% in the quarter driven by demand for sustainability-supported, innovative consumer packaging solutions.
•Net Income was $38 million versus $52 million in the prior year quarter.
•Earnings per Diluted Share were $0.13 versus $0.19 in the prior year quarter.
•Adjusted Earnings per Diluted Share were $0.26 versus $0.26 in the prior year quarter.
•Adjusted EBITDA was $248 million versus $260 million in the prior year quarter; positively impacted by $15 million of volume/mix related to net organic sales growth and $36 million in favorable net performance, offset by $67 million of commodity input cost inflation.
•Executing $400 million in pricing actions to address commodity input cost inflation.
•Announced the acquisition of AR Packaging in Europe for approximately $1.45 billion in cash; on track to close by year end, creating premier, global provider of sustainable fiber-based consumer packaging solutions.
•Exchanged International Paper’s remaining partnership units for shares; completion of transaction returns ownership of partnership interest back to 100%.
•Global liquidity was $1.9 billion at quarter end.
•Completed acquisition of Americraft Carton, Inc. on July 1st.
•Raised approximately $530 million in secured bank debt in July to support announced acquisitions.

ATLANTA, GA, July 27, 2021. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of sustainable fiber-based consumer packaging solutions to food, beverage, foodservice, and other consumer products companies, today reported Net Income for second quarter 2021 of $38 million, or $0.13 per share, based upon 295.8 million weighted average diluted shares. This compares to second quarter 2020 Net Income of $52 million, or $0.19 per share, based upon 280.5 million weighted average diluted shares.

The second quarters of 2021 and 2020 were negatively impacted by a net $38 million and a net $20 million of special charges, respectively. The charges are detailed in the Reconciliation of Non-GAAP Financial Measures table attached. When adjusting for charges, Adjusted Net Income for the second quarter of 2021 was $76 million, or $0.26 per diluted share. This compares to second quarter 2020 Adjusted Net Income of $72 million, or $0.26 per diluted share.

Michael Doss, the Company’s President and CEO said, “Strong demand continued across our markets in the second quarter as consumer preferences are driving conversions to our fiber-based packaging solutions. Increased consumer mobility and consumption outside of the home resulted in higher sales in our Foodservice markets up 22% year over year, while Food, Beverage and Consumer markets continued to show healthy growth of 4%. Our teams worked tirelessly to meet customer demand, and we swiftly implemented pricing actions to offset rising commodity input costs which impacted our results in the quarter. We expect to generate significantly higher Adjusted EBITDA in the second half of 2021 driven by price-cost recovery from the successful execution of approximately $400 million of implemented and recognized pricing actions, and continued momentum from organic sales growth and strong productivity. As we address the near-term inflationary headwinds, we remain unwavering in our commitment to introduce new and innovative packaging solutions across global markets supportive of the move to a more circular economy.”

Doss added, “Sustainable packaging is increasingly a factor for consumers when deciding what products to purchase. We are focused on providing the best packaging solutions for consumers through our innovative ‘design for the environment’ approach and extending our capabilities and geographic reach with strategic acquisitions. We recently closed the Americraft Carton acquisition, gaining seven well-capitalized converting facilities in North America, and I am pleased to welcome this outstanding group of talented employees to our Company. The regulatory approval processes for our announced acquisition of AR Packaging are underway and we anticipate closing that transaction by year end.”

Operating Results
Net Sales

Net Sales increased 8% to $1,737 million in the second quarter of 2021, compared to $1,611 million in the prior year period. The $126 million increase was driven by $76 million of improved volume/mix related to organic growth from conversions to fiber-based packaging solutions, $14 million of pricing and $36 million of favorable foreign exchange.
Attached is supplemental data highlighting Net Tons Sold for the first and second quarters of 2021 and for each quarter of 2020.

EBITDA
EBITDA for the second quarter of 2021 was $214 million. After adjusting both periods for business combinations and other special charges, Adjusted EBITDA was $248 million in the second quarter of 2021 versus $260 million in the second quarter of 2020. When comparing against the prior year quarter, Adjusted EBITDA in the second quarter of 2021 was positively impacted by $36 million in net productivity, $15 million of volume/mix, $14 million of price and $4 million of favorable foreign exchange. Adjusted EBITDA was unfavorably impacted by $67 million of commodity input cost inflation and $14 million of other inflation.

Other Results

Total Debt (Long-Term, Short-Term and Current Portion) decreased $77 million during the second quarter of 2021 to $3,788 million compared to the first quarter of 2021. Total Net Debt (Total Debt, net of Cash and Cash Equivalents) decreased $50 million during the second quarter of 2021 to $3,699 million compared to the first quarter of 2021. The Company returned $24 million in capital to stakeholders in the second quarter of 2021 through dividends and partnership distributions. The Company's second quarter 2021 Net Leverage Ratio was 3.69 times Adjusted EBITDA compared to 3.26 times at the end of 2020.

At June 30, 2021, the Company had available liquidity of $1,883 million, including the undrawn availability under its global revolving credit facilities.

Net Interest Expense was $29 million in the second quarter of 2021 as compared to $30 million reported in the second quarter of 2020. Capital expenditures for the second quarter of 2021 were $200 million compared to $154 million in the second quarter of 2020. Second quarter 2021 Income Tax Expense was $26 million, compared to $18 million in the second quarter of 2020.
Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow and Total Net Debt is attached to this release.

Earnings Call

The Company will host a conference call at 10:00 a.m. EST today (July 27, 2021) to discuss the results of second quarter 2021. The conference call will be webcast and can be accessed from the Investors section of the Graphic Packaging website at www.graphicpkg.com. Participants may also listen via telephone by dialing 833-900-1527 from the United States and Canada, and 236-384-2052 from outside the United States and Canada. Telephone participants are required to provide the conference ID 8992459.

Forward Looking Statements
Any statements of the Company's expectations in this press release, including but not limited to Adjusted EBITDA growth and the intent and timing to acquire AR Packaging, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 pandemic on the Company’s operations and business, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, and integration activities, as well as the Company’s debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of sustainable fiber-based packaging solutions for a wide variety of products to food, beverage, foodservice, and other consumer products companies. The Company operates on a global basis, is one of the largest producers of folding cartons and paper-based foodservice products in the United States, and holds leading market positions in coated recycled paperboard, coated unbleached kraft paperboard and solid bleached sulfate paperboard. The Company's customers include many of the world's most widely-recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2021	2020	2021	2020
Net Sales	$1,737	$1,611	$3,386	$3,210
Cost of Sales	1,482	1,349	2,882	2,627
Selling, General and Administrative	125	132	251	268
Other Expense (Income), Net	1	(5)	4	1
Business Combinations, Shutdown and Other Special Charges, and Exit Activities, Net	34	20	46	39
Income from Operations	95	115	203	275
Nonoperating Pension and Postretirement Benefit Income (Expense)	1	—	3	(151)
Interest Expense, Net	(29)	(30)	(59)	(64)
Income before Income Taxes and Equity Income of Unconsolidated Entity	67	85	147	60
Income Tax Expense	(26)	(18)	(44)	(13)
Income before Equity Income of Unconsolidated Entity	41	67	103	47
Equity Income of Unconsolidated Entity	1	—	1	—
Net Income	42	67	104	47
Net Income Attributable to Noncontrolling Interest	(4)	(15)	(12)	(8)
Net Income Attributable to Graphic Packaging Holding Company	$38	$52	$92	$39

Net Income Per Share Attributable to Graphic Packaging Holding Company — Basic	$0.13	$0.19	$0.32	$0.14
Net Income Per Share Attributable to Graphic Packaging Holding Company — Diluted	$0.13	$0.19	$0.32	$0.14

Weighted Average Number of Shares Outstanding - Basic	295.1	279.9	285.5	284.4
Weighted Average Number of Shares Outstanding - Diluted	295.8	280.5	286.5	285.2

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	June 30, 2021	December 31, 2020

ASSETS

Current Assets:
Cash and Cash Equivalents	$89	$179
Receivables, Net	593	654
Inventories, Net	1,105	1,128
Other Current Assets	90	59
Total Current Assets	1,877	2,020
Property, Plant and Equipment, Net	3,753	3,560
Goodwill	1,478	1,478
Intangible Assets, Net	409	437
Other Assets	325	310
Total Assets	$7,842	$7,805

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$20	$497
Accounts Payable	837	825
Other Accrued Liabilities	600	534
Total Current Liabilities	1,457	1,856
Long-Term Debt	3,742	3,147
Deferred Income Tax Liabilities	403	540
Other Noncurrent Liabilities	426	422

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 1,000,000,000 shares authorized; 307,045,707 and 267,726,373 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	3	3
Capital in Excess of Par Value	2,030	1,715
Retained Earnings (Accumulated Deficit)	1	(48)
Accumulated Other Comprehensive Loss	(220)	(246)
Total Graphic Packaging Holding Company Shareholders' Equity	1,814	1,424
Noncontrolling Interest	—	416
Total Equity	1,814	1,840
Total Liabilities and Shareholders' Equity	$7,842	$7,805

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
In millions	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$104	$47
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	234	236
Deferred Income Taxes	31	(10)
Amount of Postretirement Expense (Less) Greater Than Funding	(10)	157
Other, Net	49	31
Changes in Operating Assets and Liabilities	(103)	(317)
Net Cash Provided by Operating Activities	305	144

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(329)	(293)
Packaging Machinery Spending	(17)	(14)
Acquisition of Businesses, Net of Cash Acquired	—	(123)
Beneficial Interest on Sold Receivables	64	53
Beneficial Interest Obtained in Exchange for Proceeds	(5)	(5)
Other, Net	(2)	(7)
Net Cash Used in Investing Activities	(289)	(389)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	—	(157)
Proceeds from Issuance of Debt	1,225	450
Retirement of Long-Term Debt	(1,226)	—
Payments on Debt	(9)	(18)
Borrowings under Revolving Credit Facilities	1,827	1,535
Payments on Revolving Credit Facilities	(1,691)	(1,308)
Redemption of Noncontrolling Interest	(150)	(250)
Repurchase of Common Stock related to Share-Based Payments	(14)	(9)
Debt Issuance Costs	(14)	(7)
Dividends and Distributions Paid to GPIP Partner	(48)	(54)
Other, Net	(5)	(1)
Net Cash (Used in) Provided by Financing Activities	(105)	181
Effect of Exchange Rate Changes on Cash	(1)	(5)
Net Decrease in Cash and Cash Equivalents	(90)	(69)
Cash and Cash Equivalents at Beginning of Period	179	153
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$89	$84

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges (income) associated with: the Company's business combinations, facility shutdowns, and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2021	2020	2021	2020
Net Income Attributable to Graphic Packaging Holding Company	$38	$52	$92	$39
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	4	15	12	8
Income Tax Expense	26	18	44	13
Equity Income of Unconsolidated Entity	(1)	—	(1)	—
Interest Expense, Net	29	30	59	64
Depreciation and Amortization	118	124	236	239
EBITDA	$214	$239	$442	$363
Charges Associated with Business Combinations and Shutdown and Other Special Charges (a)	34	21	46	39
Pension Settlement Charge	—	—	—	153
Adjusted EBITDA	$248	$260	$488	$555

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	14.3%	16.1%	14.4%	17.3%

Net Income Attributable to Graphic Packaging Holding Company	$38	$52	$92	$39
Charges Associated with Business Combinations and Shutdown and Other Special Charges (a)	34	21	46	39
Accelerated Depreciation Related to Shutdown	5	12	10	16
Pension Settlement Charge	—	—	—	153
Tax Impact of Business Combinations, Shutdown and Other Special Charges, Accelerated Depreciation, Pension Plan Settlement and Tax Charges	(1)	(7)	(5)	(41)
Noncontrolling Interest, Net of Tax	—	(6)	(2)	(43)
Adjusted Net Income Attributable to Graphic Packaging Holding Company	$76	$72	$141	$163

Adjusted Earnings Per Share - Basic	$0.26	$0.26	$0.49	$0.57
Adjusted Earnings Per Share - Diluted	$0.26	$0.26	$0.49	$0.57
(a) For the three months and the six months ended June 30, 2020, $1 million and $1 million, respectively, was recorded in costs of sales for inventory valuation adjustments related to business combinations.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	June 30,	June 30,	December 31,
In millions	2021	2020	2020
Net Income	$220	$125	$167
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	40	36	36
Income Tax Expense	73	45	42
Equity Income of Unconsolidated Entity	(2)	—	(1)
Interest Expense, Net	124	134	129
Depreciation and Amortization	478	464	481
EBITDA	933	804	854
Charges Associated with Business Combinations and Shutdown and Other Special Charges	69	62	62
Pension Plan Settlement Charge	1	192	154
Adjusted EBITDA	$1,003	$1,058	$1,070

	June 30,	June 30,	December 31,
Calculation of Net Debt:	2021	2020	2020
Short-Term Debt and Current Portion of Long-Term Debt	$20	$483	$497
Long-Term Debt (a)	3,768	3,046	3,170
Less:
Cash and Cash Equivalents	(89)	(83)	(179)
Total Net Debt	$3,699	$3,446	$3,488

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	3.69	3.26	3.26
(a) Excludes unamortized deferred debt issue costs.

	Six Months Ended
	June 30,
In millions	2021	2020
Net Cash Provided by Operating Activities	$305	$144
Net Cash Receipts from Receivables Sold included in Investing Activities	59	48
Cash Payments Associated with Business Combinations and Shutdown and Other Special Charges	49	29
Adjusted Net Cash Provided by Operating Activities	$413	$221
Capital Spending	(346)	(307)
Adjusted Cash Flow	$67	$(86)

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2021

Net Tons Sold (000's)	975	1,001
2020

Net Tons Sold (000's)	1,012	1,013	1,036	991

The three months ended June 30, 2020 included 27,200 tons sold that did not reoccur in the three months ended June 30, 2021 due to the closing of the White Pigeon, Michigan mill and the shutdown of the West Monroe containerboard machine. The three months ended March 31, 2020 included 42,100 tons sold that did not reoccur in the three months ended March 31, 2021.